4TH QUARTER AND FULL FISCAL YEAR 2020 FINANCIAL RESULTS Mark Aslett President and CEO Michael Ruppert Executive Vice President and CFO August 4, 2020, 5:00 pm ET Conference call: Dial (877) 303-6977 in the U.S. and Canada, (760) 298-5079 in all other countries Webcast login at www.mrcy.com/investor Webcast replay available by 7:00 p.m. ET August 4, 2020

Forward-looking safe harbor statement This presentation contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisitions described herein and to fiscal 2021 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and as updated by the Company’s Current Report on Form 8-K filed on April 28, 2020. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted EPS, free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors better understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this presentation is contained in the Appendix hereto. 2 © Mercury Systems, Inc.

Strong Q4 and FY20 against challenging backdrop Notes (1) Organic revenue represents total Q4 FY20 VS. Q4 FY19 FY20 VS. FY19 company revenue excluding net revenue from acquisitions for the first four full quarters since the entities’ acquisition date (which . Record bookings up 15% . Record bookings up 22% excludes any intercompany transactions). After the completion of four fiscal quarters, acquired . . businesses are treated as organic Record backlog up 33% Record backlog up 33% for current and comparable historical periods. . Record revenue up 23% . Record revenue up 22% . Organic revenue(1) up 17% . Organic revenue (1) up 14% . Record GAAP net income up 113% . Record GAAP net income up 83% . Record adjusted EBITDA up 31% . Record adjusted EBITDA up 21% . Op cash of $28.7M; up 11% . Record Op cash of $115.2M; up 18% . FCF of $17.2M; 35% adj. EBITDA . FCF of $71.9M; 41% adj. EBITDA 3 © Mercury Systems, Inc.

COVID-19 update . Mitigated supply chain risks with minimal impact to date . No erosion in talent attraction cadence . Adjusted workplace conditions to improve physical distancing and safety . Implemented symptom checking and temperature screening protocols . Mask usage mandatory, as well as face shields in certain areas . Contracted with Chief Medical Advisor to provide best practices guidance . Majority of employees to continue to work from home through end of CY . Implementing weekly onsite testing at largest manufacturing locations 4 © Mercury Systems, Inc.

Industry outlook . Potential risks for extended continuing budget resolution in GFY21 . Possible crowding out of defense spending by fiscal stimulus . Diplomatic and economic tensions driving increased national security threats . Non-national defense electronics supply chain and microelectronics risks rising . Bipartisan commitment to defense spending 5 © Mercury Systems, Inc.

Trusted microelectronics – A strategic opportunity for Mercury . Uniquely positioned to provide DoD trusted, secure microelectronics solutions . Aligns with DoD’s #1 defense technology priority . Congressional support with bipartisan American Foundries Act of 2020 . Next-generation defense electronics company at intersection of tech and defense . Making commercial technologies profoundly more accessible to A&D . Investments in embedded security IP and trusted microelectronics paying off 6 © Mercury Systems, Inc.

Business outlook . Continue delivering organic revenue growth higher than industry average rate . New business conditions remain robust, much the same as last quarter . Benefiting from significant wave of radar, EW and C4I modernization . Strong balance sheet to supplement organic growth with strategic M&A . M&A been on hold; deal pipeline robust and activity beginning to pick up . Continue to execute on strategy: strong margins, organic growth, M&A, full integration 7 © Mercury Systems, Inc.

Summary – Plan to continue generating shareholder value . Drive ~10% average organic revenue growth supplemented by strategic M&A . Invest in people, new technologies, facilities, manufacturing assets, business systems . Insource more manufacturing; drive stronger operating performance . Grow revenues faster than operating expenses to improve operating leverage . Fully integrate acquired businesses to generate cost and revenue synergies 8 © Mercury Systems, Inc.

Q4 FY20 vs. Q4 FY19

In $ millions, except percentage and per share data	Q4 FY19	Q4 FY20[3]	CHANGE
Bookings Book-to-Bill	$241.3 1.36	$278.6 1.28	15%
Backlog 12-Month Backlog	$625.4 451.2	$831.1 567.7	33%
Revenue Organic Revenue Growth[1]	$177.0 4%	$217.4 17%	23%
Gross Margin	45.1%	44.4%	(0.7 pts)
Operating Expenses Selling, General & Administrative Research & Development Amortization/Restructuring/Acquisition	$59.0 30.7 20.3 7.9	$70.2 35.5 27.0 7.7	19%
GAAP Net Income Effective Tax Rate	$12.8 (1.7%)	$27.2 (0.9)%	113%
GAAP EPS Weighted Average Diluted Shares	$0.25 50.7	$0.49 55.3	96%
Adjusted EPS[2]	$0.48	$0.72	50%
Adj. EBITDA[2] % of revenue	$37.9 21.4%	$49.6 22.8%	31%
Operating Cash Flow	$26.0	$28.7	11%
Free Cash Flow[2] % of Adjusted EBITDA	$17.1 45%	$17.2 35%	1%

Notes

(1) Organic revenue represents total company revenue excluding net revenue from acquisitions for the first four full quarters since the entities' acquisition date (which excludes any intercompany transactions). After the completion of four fiscal quarters, acquired businesses are treated as organic for current and comparable historical periods.

(2) Non-GAAP, see reconciliation table.

(3) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day of June. All references in this presentation to the fourth quarter and full fiscal 2020 are to the 53-week period ended July 3, 2020, and to the first quarter of fiscal 2021 and full fiscal 2021 are to the quarter ending October 2, 2020 and 52-week period ending July 2, 2021.

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© Mercury Systems, Inc.

FY20 vs. FY19

In $ millions, except percentage and per share data	FY19	FY20[3]	CHANGE
Bookings Book-to-Bill	$782.9 1.20	$954.3 1.20	22%
Backlog 12-Month Backlog	$625.4 451.2	$831.1 567.7	33%
Revenue Organic Revenue Growth[1]	$654.7 12%	$796.6 14%	22%
Gross Margin	43.7%	44.8%	1.1 pts
Operating Expenses Selling, General & Administrative Research & Development Amortization/Restructuring/Acquisition	$209.6 110.7 68.9 29.9	$265.8 132.3 98.5 35.0	27%
GAAP Net Income Effective Tax Rate	$46.8 21.4%	$85.7 8.8%	83%
GAAP EPS Weighted Average Diluted Shares	$0.96 48.5	$1.56 55.1	63%
Adjusted EPS[2]	$1.84	$2.30	25%
Adj. EBITDA[2] % of revenue	$145.3 22.2%	$176.2 22.1%	21%
Operating Cash Flow	$97.5	$115.2	18%
Free Cash Flow[2] % of Adjusted EBITDA	$70.8 49%	$71.9 41%	2%

Notes

(1) Organic revenue represents total company revenue excluding net revenue from acquisitions for the first four full quarters since the entities' acquisition date (which excludes any intercompany transactions). After the completion of four fiscal quarters, acquired businesses are treated as organic for current and comparable historical periods.

(2) Non-GAAP, see reconciliation table.

(3) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day of June. All references in this presentation to the fourth quarter and full fiscal 2020 are to the 53-week period ended July 3, 2020, and to the first quarter of fiscal 2021 and full fiscal 2021 are to the quarter ending October 2, 2020 and 52-week period ending July 2, 2021.

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© Mercury Systems, Inc.

Balance sheet Notes As of (1) Rounded amounts used. (2) Effective July 1, 2019, the (1) Company has adopted ASC 842 (In $ millions) 6/30/19 9/27/19 12/27/19 3/27/20 7/3/20 - Leases using the optional transition method. Prior periods were not changed. As ASSETS of July 3, 2020, the Company has Right-of-use assets of $60.6 Cash & cash equivalents $257.9 $161.3 $182.0 $407.1 $226.8 million and total Lease liabilities of $73.9 million, of which $6.9 million is included Accounts receivable, net 176.2 177.5 193.4 214.0 210.7 in Accrued expenses. Inventory, net 137.1 148.5 153.6 161.9 178.1 PP&E, net 60.0 65.9 72.7 78.7 87.7 Goodwill and intangibles, net 768.3 847.4 839.2 831.4 822.8 Other(2) 17.4 73.3 71.7 78.5 84.6 TOTAL ASSETS $1,417.0 $1,473.9 $1,512.6 $1,771.6 $1,610.7 LIABILITIES AND S/E AP and accrued expenses(2) $86.7 $84.8 $91.3 $109.6 $107.0 Other liabilities(2) 45.5 93.7 104.3 112.6 118.9 Debt - - - 200.0 - Total liabilities 132.2 178.5 195.6 422.2 225.9 Stockholders’ equity 1,284.7 1,295.3 1,317.1 1,349.4 1,384.8 TOTAL LIABILITIES AND S/E $1,417.0 $1,473.9 $1,512.6 $1,771.6 $1,610.7 11 © Mercury Systems, Inc.

Cash flow summary Notes For the Fiscal Quarters Ended (1) Rounded amounts used. FY19 FY20 (2) Non-GAAP, see (In $ millions)(1) 9/27/19 12/27/19 3/27/20 7/3/20 reconciliation table. Net Income $46.8 $19.2 $15.7 $23.6 $27.2 $85.7 Depreciation and amortization 46.4 11.4 12.5 12.7 12.8 49.3 Termination of interest rate swap 5.4 - - - - - Gain on investment - - - (3.8) (2.0) (5.8) Other non-cash items, net 21.6 6.4 7.6 8.5 6.8 29.4 Changes in Operating Assets and Liabilities Accounts receivable, unbilled receivables, and costs in excess of (28.1) 2.2 (15.7) (20.7) 3.2 (31.1) billings Inventory (17.1) 0.4 (5.7) (8.2) (18.1) (31.6) Accounts payable and accrued expenses 17.9 (6.3) 5.8 18.4 (4.4) 13.6 Other 4.5 (9.0) 11.8 (0.4) 3.2 5.7 (22.7) (12.8) (3.8) (10.9) (16.1) (43.4) Operating Cash Flow 97.5 24.3 32.1 30.1 28.7 115.2 Capital expenditures (26.7) (9.6) (11.3) (10.9) (11.5) (43.3) Free Cash Flow(2) $70.8 $14.7 $20.7 $19.2 $17.2 $71.9 Free Cash Flow(2) / Adjusted EBITDA(2) 49% 40% 48% 41% 35% 41% Free Cash Flow(2) / GAAP Net Income 151% 76% 132% 81% 63% 84% 12 © Mercury Systems, Inc.

FY21 annual guidance

In $ millions, except percentage and per share data	FY20[1]	FY21[2][5]	CHANGE
Revenue	$796.6	$860.0 – $885.0	8% – 11%
GAAP Net Income	$85.7	$68.5 – $74.4	(20%) – (13%)
Effective tax rate[3]	8.8%	26%	
GAAP EPS	$1.56	$1.23 – $1.34	(21%) – (14%)
Weighted-average diluted shares outstanding	55.1	55.5	
Adjusted EPS[4]	$2.30	$2.15 – $2.26	(7%) – (2)%
Adj. EBITDA[4]	$176.2	$188.0 – $196.0	7% – 11%
% of revenue	22.1%	21.9% – 22.1%	

Notes

(1) FY20 figures are as reported in the Company's earnings release dated August 4, 2020. The full fiscal period ended July 3, 2020 included $15.5M, or $0.28 per share, and $5.6M, or $0.10 per share, of discrete tax benefits and other non-operating investment income, respectively.

(2) The guidance included herein is from the Company's earnings release dated August 4, 2020. Guidance assumes no major supply chain disruptions, extended facility shutdowns or material change in customer behavior or demand. For purposes of modeling and guidance, we have assumed no incremental restructuring, acquisition, other non-operating adjustments or non-recurring financing.

(3) The effective tax rate in the guidance included herein excludes discrete items.

(4) Non-GAAP, see reconciliation table.

(5) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day of June. All references in this presentation to the fourth quarter and full fiscal 2020 are to the 53-week period ended July 3, 2020, and to the first quarter of fiscal 2021 and full fiscal 2021 are to the quarter ending October 2, 2020 and 52-week period ending July 2, 2021.

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© Mercury Systems, Inc.

Q1 FY21 guidance

In $ millions, except percentage and per share data	Q1 FY20[1]	Q1 FY21[2][5]	CHANGE
Revenue	$177.3	$190.0 – $205.0	7% – 16%
GAAP Net Income Effective tax rate[3]	$19.2 (12%)	$10.1 – $12.3 26%	(47%) – (36%)
GAAP EPS Weighted-average diluted shares outstanding	$0.35 55.1	$0.18 – $0.22 55.4	(49%) – (37%)
Adjusted EPS[4]	$0.45	$0.43 – $0.47	(4%) – 4%
Adj. EBITDA[4] % of revenue	$36.7 20.7%	$38.0 – $41.0 20.0%	4% – 12%

Notes
(1) Q1 FY20 figures are as reported in the Company's earnings release dated October 30, 2019. The first quarter of fiscal 2020 ended September 27, 2019 included $6.6M, or $0.12 per share, of discrete tax benefits and other non-operating investment income.
(2) The guidance included herein is from the Company's earnings release dated August 4, 2020. Guidance assumes no major supply chain disruptions, extended facility shutdowns or material change in customer behavior or demand. For purposes of modeling and guidance, we have assumed no incremental restructuring, acquisition, other non-operating adjustments or non-recurring financing.
(3) The effective tax rate in the guidance included herein excludes discrete items.
(4) Non-GAAP, see reconciliation table.
(5) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day of June. All references in this presentation to the fourth quarter and full fiscal 2020 are to the 53-week period ended July 3, 2020, and to the first quarter of fiscal 2021 and full fiscal 2021 are to the quarter ending October 2, 2020 and 52-week period ending July 2, 2021.

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© Mercury Systems, Inc.

Summary . Record financial performance in Q4 and FY20 while managing through COVID-19 . Record revenue, net income, adjusted EBITDA, EPS and adjusted EPS . Expecting another strong year in FY21 with strong organic revenue growth . Well positioned with a flexible capital structure to continue to deploy capital towards strategic M&A . Executing on our long-term financial model with above industry average organic revenue growth coupled with adjusted EBITDA margin expansion 15 © Mercury Systems, Inc.

APPENDIX

Adjusted EPS reconciliation Notes (1) Per share information is presented on a fully diluted basis. (2) Rounded amounts used. (3) Effective as of the third quarter of fiscal 2020, the Company has revised its definition of adjusted income and adjusted earnings per share to incorporate other non-operating adjustments, which includes gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. Adjusted EPS for prior periods has been recast for comparative purposes. (4) Effective as of the third quarter of fiscal 2020, the Company has added back incremental COVID related expenses. (5) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs. (6) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references in this presentation to the fourth quarter and full fiscal 2020 are to the 53-week period ended July 3, 2020, and to the first quarter of fiscal 2021 and full fiscal 2021 are to the quarter ending October 2, 2020 and 52-week period ending July 2, 2021. 17 © Mercury Systems, Inc.

Adjusted EBITDA reconciliation Notes (1) As of July 1, 2018, the Company has revised its definition of adjusted EBITDA to incorporate other non-operating adjustments, net, which includes gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. (2) Rounded amounts used. (3) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references in this presentation to the fourth quarter and full fiscal 2020 are to the 53-week period ended July 3, 2020, and to the first quarter of fiscal 2021 and full fiscal 2021 are to the quarter ending October 2, 2020 and 52- week period ending July 2, 2021. (4) Effective as of the third quarter of fiscal 2020, the Company has added back incremental COVID related expenses. 18 © Mercury Systems, Inc.

Free cash flow reconciliation Organic revenue reconciliation Notes (1) Organic revenue represents total company (In thousands) Q4 FY19 Q4 FY20 FY19 FY20 revenue excluding net revenue from acquisitions for the first four full quarters since the entities’ acquisition date (which excludes (1) any intercompany transactions). After the completion of four fiscal quarters, acquired Organic revenue $ 174,899 $ 205,463 $ 641,209 $ 732,572 businesses are treated as organic for current and comparable historical periods. Acquired revenue 2,064 11,941 13,535 64,038 Net revenues $ 176,963 $ 217,404 $ 654,744 $ 796,610 19 © Mercury Systems, Inc.